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                                                                 EXHIBIT 4.29

                   OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT
                         FOR COMMON SHARES AND WARRANTS


     This Offshore Securities Subscription Agreement (the "Agreement") is executed in reliance upon the transaction exemption afforded by Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), as promulgated by the Securities and Exchange Commission (the "SEC").

     This Agreement has been executed by the undesigned in connection with the private placement of shares of common stock ("Common Stock") of

                               JAVA CENTRALE, INC.
                            1610 ARDEN WAY, SUITE 145
                          SACRAMENTO, CALIFORNIA 95815

     National Association of Securities Dealers Inc. Automated Quotation System Symbol ("JAVC"), a corporation organized under the laws of California, United States of America (the "Issuer").

     The shares of Common Stock and Warrants of Issuer subscribed for hereunder are sometimes referred to herein as the "Shares." Capitalized terms as used herein shall have the meanings assigned thereto.

     The undersigned:

          NAME:     THE ALANA GROUP, LTD.
                    a British Virgin Island Corporation

          ADDRESS:  P.O. Box 146
                    Road Town
                    Tortolla, BVI

a non "U.S. person" (the "Subscriber"), hereby represents and warrants to, and agrees with, the Issuer as follows:


1.   THE OFFERING.

          a. THE SHARES. The undersigned hereby subscribes for 769,231 shares of Common Stock (the "Shares") at the per Share subscription price of $0.65 per Share payable in the United States Dollars, which amount represents a 35% discount from the average closing bid price of the Issuer's Common Stock as listed on NASDAQ on September 20, 1996, and 384,615 Warrants exercisable at $1.25 representing one-half

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     warrant per share of common stock, for a total consideration of Five
     Hundred Thousand Dollars ($500,000) (the "Subscription Proceeds").

          b. FORM OF PAYMENT. Subscriber shall pay the Subscription Proceeds due hereunder by delivering good funds by wire transfer in the United States Dollars on or before September 23, 1996 into the escrow account as follows:

                                 Imperial Bank
                          9220 S. Lacienega Boulevard
                              Inglewood, CA  90301
                          Attention:  San Jose Office

                            Bank Routing #122201444
                     For further Credit to A/C #17-080-318
                         for Credit to the Account of
                        Rosenblum, Parish & Isaacs, PC
                         Legal Services Trust Account
                        Reference:  Java Centrale, Inc.

2.   SUBSCRIBER REPRESENTATIONS; ACCESS TO INFORMATION; INDEPENDENT
     INVESTIGATION.

     a. OFFSHORE TRANSACTION. Subscriber represents and warrants to Issuer as follows:

          (i) Neither Subscriber nor any person or entity for whom Subscriber is acting as fiduciary is a U.S. person. A U.S. person means any one of the following:

               (1) any natural person, resident in the United States of America;

               (2) any partnership or corporation organized or incorporated under the laws of the United States;

               (3) any estate of which any executor or administrator is a U.S. person;

               (4)  any trust of which any trustee is a U.S. person;

               (5) any agency or branch of a foreign entity located in the United States;

               (6) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

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               (7)  any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

               (8)  any partnership or corporation if:

                    (A) organized or incorporated under the laws of any foreign jurisdiction, and

                    (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

          (ii) At the time the buy order was originated, Subscriber was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement. No offer to purchase Shares was made in the United States.

         (iii) Subscriber is purchasing the Shares for its own account or for the account of beneficiaries for whom Subscriber has full investment direction with respect to the Shares and whom Subscriber has full authority to bind so that each such beneficiary is bound hereby as if such beneficiary were a direct Subscriber hereunder and all representations, warranties and agreements herein were made directly by such beneficiary. Subscriber on behalf of itself and any person or entity it represents in connection with the purchaser of the Shares, represents that it is purchasing the Shares for its own account, and not with a view to, or for sale in connection with, any distribution of the Shares or the warrants. Subscriber is not purchasing the Shares on behalf of any U.S. person and the sale has not been prearranged with a purchaser in the United States.

          (iv) Each entity participating in the offering of the Shares, if any, has agreed in writing that all offers and sales of the Shares prior to the expiration of a period commencing on the date of the Closing of the purchase and sale of the Shares subscribed for hereunder and ending 40 days thereafter shall only be made (A) in compliance with the safe harbor contained in Regulation S; (B) pursuant to registration of the Shares under the Securities Act; or (C) pursuant to an exemption from registration.

          (v) Subscriber represents, warrants and hereby agrees that all offers and sales of the Shares shall only be made (A) in compliance with the safe harbor contained in Regulation S; (B) pursuant to a registration of securities under the Securities Act; or (C) pursuant to an exemption from such registration.

          (vi) The Offering Documents (as defined herein) received by Subscriber include statements to the effect that the Shares have not been registered under the Securities Act and may not be offered or sold in the United States, to U.S. persons or for the account or benefit of a U.S. person (other than distributors as defined in Regulation S) unless the Shares are registered under the Securities Act or an exemption from the registration requirements is available.

         (vii) Subscriber acknowledges that the purchase of the Shares involves a high degree of risk and acknowledges further that it can bear the economic risk of the purchase of such Shares, including the total loss of its investment. Subscriber acknowledges that it has obtained the advice of competent legal counsel in its domicile jurisdiction that it is qualified under the laws of its domicile to purchase the Shares and that the offer and sale of such Shares will not violate the laws of its domicile jurisdiction.

        (viii) Subscriber understands that the Shares are being offered and sold to it in reliance on a specific exemption from the registration requirements of federal and state securities laws and that Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Subscriber set forth herein to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Shares.

          (ix) Subscriber is sufficiently experienced in financial and business matters as to be capable of evaluating the merits and risks of its investments and to make an informed decision relating thereto.

          (x) In evaluating its investment, Subscriber has consulted its own investment and/or legal and/or tax advisors.

          (xi) Subscriber understands that, in the view of the SEC, the statutory basis for the exemption claimed for this transaction would not be present if the offering of the Shares, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provision of the Securities Act. Subscriber is acquiring the Shares for investment purposes and has no present intention to sell such Shares in the United States, to a U.S. person, or for the account or benefit of a U.S. person. Subscriber hereby confirms that the purpose of including the Subscriber Representation Letter (Appendix "A" hereto) to facilitate the transfer of the certificates representing the Shares into street name is to enable Subscriber to comply with the requirements of certain offshore portfolio management regulations and the security requirements of offshore lenders for margin loans.

         (xii) Subscriber is not an underwriter of, or dealer in, the Shares. Subscriber is not participating, pursuant to a contractual agreement, in the distribution of the Shares.

        (xiii) Subscriber represents and warrants that neither it nor any of its affiliates will directly or indirectly maintain any short position in Shares of Issuer during the forty day (40) transaction restriction period.

          If Subscriber is purchasing the Shares subscribed for hereby in representative or fiduciary capacity, the representations and warranties in this Agreement shall be deemed to have been made on behalf of the person or persons for whom Subscriber is so purchasing.

          The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of the acceptance by Issuer of Subscriber's subscription and shall survive thereafter. If Subscriber has knowledge, prior to the acceptance of this Agreement by Issuer, that any such representation and warranty shall not be true and accurate in any respect then Subscriber, prior to such acceptance, will give written notice of such fact to Issuer specifying which representation and warranty is not true and accurate and the reasons therefor.

          b. CURRENT PUBLIC INFORMATION. Subscriber acknowledges that he, she or it has been furnished with or has acquired copies of Issuer's most recent Annual Report on Form 10-K and any form 10-Q filed thereafter (collectively, the "SEC Filings") and other publicly available documents, together with attachments thereto, as same may be supplemented (together with the SEC Filings, the "Offering Documents"). Subscriber has reviewed the Offering Documents.

          c. INDEPENDENT INVESTIGATION; ACCESS. Subscriber acknowledges that, in making the decision to purchase the Shares subscribed for, Subscriber has relied upon independent investigations made by it and its purchase representatives, if any, and Subscriber and such representatives, if any, have, prior to any sale to Subscriber, been given access and the opportunity to examine all material books and records of the Issuer, all material contracts and documents relating to this offering of Shares and an opportunity to ask questions of, and to receive answers from, Issuer or any person acting on its behalf concerning the terms and conditions of this offering of Shares. Subscriber and its advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operation of the Issuers and materials relating to the offer and sale of the Shares which have been requested. Subscriber and its advisors, if any, have received complete satisfactory answers to any such inquiries.

          d. NO GOVERNMENT RECOMMENDATION OR APPROVAL. Subscriber understands that no federal or state agency has made or will make any finding or determination relating to the fairness for public investment in the Shares or has passed or made, or will pass on or make, any recommendation or endorsement of the Shares.

          e. ENTITY PURCHASES. If Subscriber is a partnership, corporation or trust, the person executing this Agreement on its behalf represents and warrants that:

               (i) He or she has made due inquiry to determine the truthfulness of the representations and warranties made pursuant to this Agreement.

               (ii) He or she is duly authorized (if the undersigned is a trust, by the trust agreement) to make this investment and to enter into and execute this Agreement on behalf of such entity.

3.   ISSUER REPRESENTATIONS.

     Issuer represents and warrants to the Subscriber as follows:

          a. REPORTING COMPANY STATUS. Issuer is a reporting issuer as defined by Rule 902 of Regulations S. Issuer is in full compliance with all reporting obligations under Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

          b. OFFSHORE TRANSACTION. Issuer has not offered these Shares to any person in the United States or to any U.S. person or for the account or benefit of any U.S. person. At the time the buy order was originated, Issuer and/or its agent reasonably believed that Subscriber was outside of the United States and was not a U.S. person. Issuer and/or its agent reasonably believe that the transaction has not been prearranged with a Subscriber in the United States.

          c. NO DIRECTED SELLING EFFORTS. In regard to this transaction, Issuer has not conducted nay "direct selling efforts" as that term is defined in Rule 902 of Regulation S nor has Issuer conducted any general solicitation relating to the offer and sale of the within securities to U.S. persons residing within the United States or elsewhere.

          d. THE SHARES. The Shares, when issued and delivered, will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holders thereof to any liability solely by reason of being such holders.

          e. SUBSCRIPTION AGREEMENT. This Agreement, when acknowledged by the signature of an officer of Issuer, has been duly authorized, validly executed and delivered on behalf of Issuer and is a valid and binding agreement in accordance with its terms.

          f. NON-CONTRAVENTION. Except as otherwise disclosed by the Issuer, the execution and delivery of this Agreement, the consummation of the issuance of the Shares and the transactions contemplated hereunder do not and will not conflict with or result in a breach by Issuer of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or bylaws of Issuer (or any equivalent documents thereto) or any indenture, mortgage, deed of trust or other material agreement or instrument to which Issuer is a party or by which it or any of its properties or assets are bound or any existing applicable law, rule or regulation or any applicable decrees, judgments or orders of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Issuer or any of its properties or assets.

          g. PRIOR ISSUANCE UNDER REGULATION S. Issuer has not issued any shares (of any class) of its stock under Regulation S subsequent to the SEC filings, except for any Shares which may be issued in connection with Issuer's current financing activities.

          h. SUBSEQUENT ISSUANCES UNDER REGULATION S. Except for any Shares which may be issued in connection with Issuer's current financing activities, Issuer will not issue any shares (of any class) of its stock under Regulation S for 45 days from the date of the Closing of this transaction, unless Subscriber has been previously offered such Shares on the same terms and has refused to take up the offer.

          i. SECURITIES LAW COMPLIANCE. With respect to the Company's actions, the offer and the sale of the Shares shall conform in all respects with the requirement of Regulation S and with the requirements of all other published rules and regulations of the SEC currently in effect relating to "private offerings" to non-residents of the United States of the type contemplated herein. Neither the offer, sale or delivery of the Shares in conformity with the terms hereof will to the knowledge of the Company violate Section 5 of the Securities Act, as presently in effect.

4.   EXPIRATION OF RESTRICTED PERIOD.

          The transaction restriction in connection with this offshore offer and sale restricts the Subscriber from offering and selling to U.S. persons or for the account or benefit of a U.S. person for a forty (40) day period. Rule 903(c)(2) governs the forty (40) day transaction restriction. In the event that multiple subscriptions are accepted by Issuer, each separate subscription agreement shall be deemed to be a separate offering under Regulation S and the forty (40) day restriction period shall begin for each transaction separately on the date payment is made to Issuer for that specific transaction. Title to the Shares may be transferred by Subscriber to other non-United States person or entities in accordance with Regulation S.

5.   EXEMPTION; RELIANCE ON REPRESENTATION.

          Subscriber understands that the offer and sale of the Shares is not being registered under the Securities Act. Issuer is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S. Rules 901 through 903 of Regulation S govern this transaction.

6.   TRANSFER AGENT INSTRUCTIONS.

          a. LEGENDS ON CERTIFICATES. The transaction restriction in connection whit this offshore offer and sale restricts Subscriber from offering and selling to U.S. persons, or for the account or benefit of a U.S. person, for a forty (40) day period. The rules do not require the placement of such a restrictive legend on the share certificate and the transfer agent is hereby instructed to see that such legend is attached to the share certificate by means of stapling. Such legend shall be in the precise form of Appendix "B" hereto. Rule 903(c)(2) governs the forty-day transaction restriction.

          b. SUBSCRIBER REPRESENTATION LETTER. Issuer agrees to accept a Subscriber Representation letter from the Subscriber in the form of Appendix "A" hereto as sole and sufficient evidence that Subscriber has complied with applicable securities laws and upon receipt of such a letter shall promptly instruct its transfer agent to transfer the Shares into "Street Name," if so requested by Subscriber, as expeditiously as practical after receipt of the certificates and the Subscriber Representation Letter; provided, Issuer shall not be required to deliver such instructions if it knows, or reasonably believes, any of the representations made in the Subscriber Representation Letter are false.

7.   TRANSFER AGENT INSTRUCTIONS.

          Issuer's transfer agent will be instructed to issue one or more share certificates representing Shares in the names of qualified purchasers to be specified prior to Closing. All of the Shares so issued by the transfer agent will be issued pursuant to Regulation S. Issuer warrants further that no instruction have been given to the transfer agent and that these Shares shall be freely transferable on the books and records of Issuer subject to compliance with applicable securities laws and the terms of this Agreement.

8.   CLOSING DATE AND ESCROW AGENT.

          The date of the issuance of the Shares in the name of Subscriber (the "Closing") shall be September 24, 1996 or such mutually agreed date thereafter as the parties shall determine. Closing shall be effectuated following delivery of funds to Sandy Boone, escrow agent (the "Escrow Agent"), to the account designated in Section 1b hereof. Subscriber instructs the Escrow Agent and gives the Escrow Agent its good and sufficient authority to release funds from the Offering Escrow Account to Issuer and all other necessary parties including, without limitation, the payment of all placement agent fees and commissions, facilitation fees in connection with the purchase of Shares and expenses and the offering of Shares contemplated by the Offering Documents. Subscriber agrees that the Escrow Agent, in its capacity as Escrow Agent, has no liability as a result of any fraudulent or unlawful conduct of any other party and agrees to hold the Escrow
     Agent harmless.

9.   CONDITIONS TO ISSUER'S OBLIGATIONS TO SELL.

          Issuer reserves the right, in its complete discretion, to reject this Agreement. Subscriber understands that Issuer's obligation to sell the shares subscribed for hereunder is conditioned upon:

          a. the receipt and acceptance by Issuer of this Agreement for all of the Shares as evidenced by execution of this Agreement by the President, any Vice President or any Director of Issuer. The acceptance of funds by Issuer shall be deemed to be constructive acceptance of this Agreement. Subscriber understands that this Agreement is irrevocable; and

          b. delivery to the Escrow Agent by Subscriber of good funds, at a minimum investment of $50,000 (the "Minimum Investment"), as payment in full for the purchase of the Shares subscribed for, all fees and commissions. The Company and the placement agent may agree, in their discretion, to sell less than the Minimum Investment to investors who otherwise meet the suitability standards set forth in this Agreement and/or the Offering Documents.

10.  CONDITIONS TO SUBSCRIBER'S OBLIGATION TO PURCHASE.

          Issuer understands that Subscriber's obligation to purchase the Shares subscribed for hereunder is conditioned upon:

          a.   execution and delivery of this Agreement; and

          b. delivery of Shares with restrictive legend stapled on the share certificates.

11.  GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.

12.  ENTIRE AGREEMENT.

          This Agreement, along with the Escrow Agreement among the Escrow Agent, the Company and the Subscriber, constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warranties, agreements and understandings in connection therewith. This Agreement may be amended only by a writing executed by all parties hereto.

13.  FULL NAME AND ADDRESS OF SUBSCRIBER FOR REGISTRATION PURPOSES.

     Name:     H.I.G. Securities Investment, Ltd.

     Address:  P.O. Box 146
               Road Town
               Tortolla, BVI

     Tel. No.:

     Fax No.:

     Contact Name:

14.  DELIVERY INSTRUCTIONS (IF DIFFERENT FROM REGISTRATION NAME).

     Name:

     Address:



     Tel. No.:

     Fax No.:

     Contact Name:

     Special Instructions:

15.  ISSUER'S ACCEPTANCE BASED UPON SUBSCRIBER REPRESENTATIONS.

          Issuer is accepting this subscription based upon and in reliance upon the representations and warranties of Subscriber contained herein, including, without limitation, those contained in Sections 2(a)(v), (vi),
     (xi) and (xii) of this Agreement would not be accepted by Issuer in the absence of such representations and warranties.

     IN WITNESS WHEREOF the undersigned has executed this Offshore Securities Subscription Agreement as of the ____ day of ________________, 1996.

Amount Subscribed for:

$_____________________


                         __________________________________________
                         (Signature of Subscriber)


                         __________________________________________
                         (Name Typed or Printed)


                         __________________________________________
                         (Title)


                         THE ALANA GROUP, LTD.


Type of Ownership (check one):

Natural Persons:

          _____________  Individual
          _____________  Joint tenants with rights of survivorship
          _____________  Tenants in common

Entities:

          _____________  Corporation
          _____________  Partnership
          _____________  Trust
          _____________  Estate
          _____________  Other (specify)


                    Accepted as of the  ___ day of _________________, 1996



                    By:  ___________________________________
                         Gary Nelson, President
                         JAVA CENTRALE, INC.

                                  APPENDIX "A"
                        SUBSCRIBER REPRESENTATION LETTER


Dear Sirs:

     The undersigned _______________________, has purchased on _____________,
1996, _______________________ shares of Common Stock of JAVA CENTRALE, INC. (the "Company") at a per share subscription price of $_________ per share ("Common Stock") (the Common Stock referred to herein as the "Shares"). In connection with such purchase, the undersigned has executed and delivered a subscription agreement ("Subscription Agreement") of your design. As the forty (40) day transaction restriction period has expired, the undersigned hereby requests that the Shares be transferred into "Street Name" of _________________________.

     The undersigned represents and warrants as follows:

     1. The offer to purchase the Shares was made to it outside of the United States and the undersigned was, at the time the Subscription Agreement was executed and delivered, and is now, outside the United States;

     2. It is not a U.S. person (as such term is defined in Section 902(a) of Regulation S ("Regulation S") promulgated under the United States Securities Act of 1933 (the "Securities Act"), and it has purchased the Shares for its own account and not for the account or benefit of any U.S. person;

     3. All offers and sales by the undersigned of the Shares shall be made pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to the registration requirements of, the Securities Act;

     4. It is familiar with and understands the terms, conditions and requirements contained in Regulation S and definitions of U.S. persons contained in Regulation S;

     5. The undersigned has not engaged in any "directed selling efforts" (as such term is defined in Regulation S) with respect to the Shares; and

     6. The undersigned purchased its Shares with investment intent and presently has no interest to sell, dispose of or otherwise transfer the Shares. The purpose of this request is to facilitate the management of the undersigned's investment accounts.

     7. The representations and warranties of the undersigned contained in the Subscription Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

     Dated this ______ day of the month of _________________, 1996.



--------------------------------     ------------------     --------------------
Official Signature of Subscriber     Title                  Country of Execution

                                  APPENDIX "B"


     "The Securities covered hereby have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold within the United States or to or for the account or the benefit of U.S. persons (i) as part of a distribution at any time or (ii) otherwise until ________________, 1996 except, in either case, in accordance with Regulation S under the Act. Terms used above have the meaning given to them by Regulation S."